     As filed with the Securities and Exchange Commission on June 9, 1998
                                               Registration No. 333-55805

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549
                        _______________________________

                                Amendment No. 1
                                      to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                        _______________________________

                                PROFFITT'S, INC.
                                      AND
                           PROFFITT'S CAPITAL TRUST I
          (Exact names of Registrants as specified in their Charters)


           Tennessee                                    62-0331040
           Delaware                                     Applied For

(States or Other Jurisdictions of      (I.R.S. Employer Identification Numbers)
  Incorporation or Organization)
                                                    Brian J. Martin, Esq.
                                                      Proffitt's, Inc.
     750 Lakeshore Parkway                         750 Lakeshore Parkway
    Birmingham, Alabama 35211                     Birmingham, Alabama 35211
        (205) 940-4000                                  (205) 940-4000

  (Address, including zip code, and         (Name, address, including zip code,
telephone number including area code, of   and telephone number, including area
Registrants' principal executive offices)       code, of agent for service)


                                   Copies to:

                            Ralph F. MacDonald, III
                               Mark F. McElreath
                               Alston & Bird LLP
                              One Atlantic Center
                           1201 West Peachtree Street
                             Atlanta, Georgia 30309
                                 (404) 881-7000
                        _______________________________

  Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest re-investment plans, please check the following box. [_]

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest re-investment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                                    Proposed            Proposed
                                                                                    maximum             maximum        Amount of
              TITLE OF EACH CLASS OF                           Amount to be     offering price   aggregate offering  Registration
            SECURITIES TO BE REGISTERED (1)                 registered (2)(6)   per unit (3)(4)    price (4)(6)(7)       Fee (11)

------------------------------------------------------------------------------------------------------------------------------------

Senior Debt Securities of Proffitt's, Inc. (5)...............  $1,000,000,000          100%           $1,000,000,000     $295,000
Subordinated Debt Securities of Proffitt's, Inc. (5).........
Preferred Stock, $1.00 par value, of Proffitt's, Inc. (5)....
Depositary Shares of Proffitt's, Inc. (5)....................
Common Stock, $.10 par value, of Proffitt's, Inc. (5)........
Warrants of Proffitt's, Inc. (8).............................
Stock Purchase Contracts of Proffitt's, Inc. (9).............
Stock Purchase Units of Proffitt's, Inc. (9).................
Preferred Securities of
  Proffitt's Capital Trust I (10)............................
Guarantees of Preferred Securities of
  Proffitt's Capital Trust I (10)............................
====================================================================================================================================

_______________________
(1) Such indeterminate number or principal amount of Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Stock Purchase Contracts, and Stock Purchase Units of Proffitt's, Inc. and such indeterminate number of Preferred Securities of Proffitt's Capital Trust I as may from time to time be issued at indeterminate prices. Subordinated Debt Securities may be issued and sold to Proffitt's Capital Trust I, in which event such Subordinated Debt Securities may later be distributed to the holders of Preferred Securities upon a dissolution of Proffitt's Capital Trust I and the distribution of the assets thereof. This Registration Statement also covers delayed delivery contracts that may be issued by the Registrant under which the party purchasing such contracts may be required to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Common Stock. Such contracts may be issued together with the specific Securities to which they relate. In addition, Securities registered hereunder may be sold either separately or as units comprised of more than one type of Security registered hereunder.

(2) In United States dollars or the equivalent thereof in any other currency, currency unit or units, or composite currency or currencies.

(3) Estimated solely for the purpose of computing the registration fee.

(4) Exclusive of accrued interest and distributions, if any.

(5) Also includes such indeterminate number of Senior Debt Securities, Subordinated Debt Securities and shares of Preferred Stock, Depositary Shares and Common Stock as may be issued upon conversion or exchange of any Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares that provide for conversion or exchange into other Securities or upon exercise of Warrants for such Securities. It further includes the rights to purchase one one-hundredth (1/100) of a share of Series C Junior Preferred Stock that are associated with each share of Common Stock.

(6) Such amount represents the principal amount of any Senior Debt Securities or Subordinated Debt Securities issued at their principal amount, the issue price of any Senior Debt Securities or Subordinated Debt Securities issued at an original issue discount, the liquidation preference of any Preferred Stock or Depositary Shares, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants and the exercise price of any Securities issuable upon exercise of Warrants.

(7) No separate consideration will be received for the Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Preferred Securities of Proffitt's Capital Trust I issuable upon conversion of or in exchange for Senior Debt Securities, Subordinated Debt Securities, Preferred Stock or Depositary Shares.

(8) Warrants may be sold separately or with Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock.

(9) Includes an indeterminable number of shares of Common Stock to be issuable by Proffitt's, Inc. upon settlement of the Stock Purchase Contracts or Stock Purchase Units.

(10) Includes the rights of holders of the Preferred Securities under the Guarantees of Preferred Securities and back-up undertakings, consisting of obligations by Proffitt's, Inc., as set forth in the Amended and Restated Declaration of Trust, the Subordinated Debt Securities Indenture and Supplemental Indentures thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any Guarantees or any back-up undertakings.

(11) Previously paid.

  The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS
                                 $1,000,000,000

                                PROFFITT'S, INC.
             SENIOR DEBT SECURITIES, SUBORDINATED DEBT SECURITIES,
          PREFERRED STOCK, DEPOSITARY SHARES, COMMON STOCK, WARRANTS,
               STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

                           PROFFITT'S CAPITAL TRUST I
 PREFERRED SECURITIES GUARANTEED ON A SUBORDINATED BASIS, AS DESCRIBED HEREIN,
                              BY PROFFITT'S, INC.

     Proffitt's, Inc. (the "Company") may offer and sell from time to time the following securities: (i) its unsecured senior debt securities ("Senior Debt Securities") and unsecured subordinated debt securities ("Subordinated Debt Securities," and, together with the Senior Debt Securities, the "Debt Securities"), consisting of debentures, notes or other evidences of indebtedness; (ii) shares of its preferred stock, par value $1.00 per share (the "Preferred Stock"); (iii) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specific series ("Depositary Shares"), (iv) shares of its common stock, par value $.10 per share (the "Common Stock"); (v) warrants to purchase any of the foregoing Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares or Common Stock (the "Warrants"); (vi) stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock; or (vii) stock purchase units ("Stock Purchase Units"), each Stock Purchase Unit representing ownership of a Stock Purchase Contract and one of the following, which will secure the holder's obligation to purchase Common Stock under the Stock Purchase
Contract: (x) Senior Debt Securities or Subordinated Debt Securities, (y) Preferred Securities (as defined below), or (z) debt obligations of third parties, including U.S. government or government agency securities. Such securities may be offered in one or more separate classes or series, in amounts, at prices, and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). Such securities may be sold for U.S. dollars or foreign-denominated currency or currency units, and amounts payable with respect to such securities may likewise be payable in U.S. dollars or foreign-denominated currency or currency units, in each case as the Company specifically designates.

     Proffitt's Capital Trust I (the "Proffitt's Trust"), a statutory business trust created under the laws of the State of Delaware, may offer and sell from time to time preferred securities, which may be designated as preferred securities or capital securities, representing undivided beneficial interests in the assets of the Proffitt's Trust ("Preferred Securities"). The payment of periodic cash distributions ("Distributions") with respect to Preferred Securities out of monies held by the Proffitt's Trust, and payments on liquidation, redemption or otherwise with respect to Preferred Securities, will be guaranteed by the Company to the extent described herein (a "Trust Guarantee"). The Trust Guarantee (i) will rank junior and subordinate in right of payment to all other indebtedness of the Company, except indebtedness of the Company that by its terms is subordinate or pari passu to the Trust Guarantee, and (ii) will rank pari passu with most senior preferred or preference stock of the Company. Subordinated Debt Securities may be issued and sold from time to time by the Company in one or more series to

                                                   (continued on following page)

                   ________________________________________

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is June 9, 1998.

the Proffitt's Trust or a Trustee of the Proffitt's Trust in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities (as defined herein) of the Proffitt's Trust. Subordinated Debt Securities purchased by the Proffitt's Trust may be subsequently distributed pro rata to holders of Preferred Securities and Common Securities in connection with the dissolution of the Proffitt's Trust upon the occurrence of certain events as may be described in an accompanying Prospectus Supplement. See "Description of Preferred Securities," "Description of Trust Guarantees -- Status of the Trust Guarantees."

     Specific terms of the particular securities in respect of which this Prospectus is being delivered (the "Offered Securities"), will be set forth in an accompanying Prospectus Supplement or Supplements, together with the terms of the offering of the Offered Securities. A Prospectus Supplement will set forth with regard to the particular Offered Securities, certain terms thereof, including, where applicable, (i) in the case of Debt Securities, the ranking as Senior or Subordinated Debt Securities, the specific title or designation, aggregate principal amount, denominations, maturity, interest rate, if any (which may be fixed or variable), the time and method of calculating interest payments, if any, the time of payment of interest, if any, any listing on a securities exchange, any exchangeability, conversion, redemption, prepayment or sinking fund provisions, the currency or currencies or currency unit or units in which principal, premium, if any, or interest, if any, is payable, initial public offering price and any other specific terms of the Debt Securities; (ii) in the case of Preferred Stock, the specific title or designation, number of shares, and the rights, preferences and privileges thereof, any qualifications or restrictions thereon (including dividends, liquidation value, voting rights, terms for the redemption, conversion or exchange thereof and any other specific terms of the Preferred Stock), and listing, if any, on a securities exchange;
(iii) in the case of Depositary Shares, the fractional share of the series of Preferred Stock representing such Depositary Shares, and the other information provided with respect to Preferred Stock; (iv) in the case of Common Stock, the initial offering price; (v) in the case of Warrants, the specific designation, duration, offering price, exercise price, detachability features, any listing of the Warrants or the underlying securities on a securities exchange, as well as the terms on which and the securities for which such Warrants may be exercised;
(vi) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock issuable thereunder, the purchase price of the Common Stock, the date or dates on which the Common Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts, or vice versa, and the terms of the offering and sale thereof; (vii) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Debt Securities or Preferred Securities or debt obligations of third parties securing the holder's obligation to purchase the Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof; and (viii) in the case of Preferred Securities, the specific designation, number of securities, liquidation amount per security, the purchase price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions shall be payable and dates from which distributions shall accrue, any voting rights, terms for any conversion or exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of the Company.

     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, that the aggregate offering price to the public of the Offered Securities will be limited to $1,000,000,000. Any Prospectus Supplement relating to any Offered Securities will contain information concerning certain United States federal income tax considerations, if applicable, to such Offered Securities.

     The Offered Securities may be offered directly by the Company, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. No Offered Securities may be sold without delivery of the applicable Prospectus Supplement or a term sheet describing the method and terms of the offering of such series of Offered Securities. See "Plan of Distribution."

     This Prospectus may not be used to consummate sales of the Offered Securities unless accompanied by a Prospectus Supplement.

     No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this Prospectus, any accompanying Prospectus Supplement or the documents incorporated or deemed incorporated herein in connection with the offering covered by this Prospectus or any accompanying Prospectus Supplement. If given or made, such information or representations must not be relied upon as having been authorized by the Company, or any underwriter, dealer or agent. This Prospectus and any accompanying Prospectus Supplement do not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus or any accompanying Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this Prospectus or any accompanying Prospectus Supplement or in the affairs of the Company since the date hereof or thereof.

                              ___________________

     Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$," "dollars" or "U.S.$").

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information filed electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System. In addition, the Company's Common Stock is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "PFT." Reports, proxy statements and other information concerning the Company may be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The Company and the Proffitt's Trust have filed a Registration Statement on Form S-3 (the "Registration Statement") with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits and schedules thereto as permitted by the Commission's rules and regulations. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. Statements contained or incorporated herein concerning the provisions of documents included as exhibits hereto or incorporated by reference herein do not purport to be complete and are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the full text of such document. For further information with respect to the Company, the Proffitt's Trust and the Offered Securities, reference is made to the Registration Statement, including the schedules and exhibits thereto, and the documents incorporated by reference therein. Certain financial and other information relating to the Company is contained in the documents indicated below under "Incorporation of Certain Documents by Reference."

     No separate financial statements of the Proffitt's Trust have been included or incorporated by reference herein. The Company does not consider that such financial statements would be material to holders of Preferred Securities because (i) all of the voting securities of the Proffitt's Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Proffitt's Trust has and will have no independent operations, but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Subordinated Debt Securities issued by the Company, and (iii) the Company's obligations, which are described herein and in any accompanying Prospectus Supplement, pursuant to the Declaration (as defined herein) for the Proffitt's Trust (including the obligation to pay expenses of the Proffitt's Trust), the Subordinated Indenture and any supplemental indentures thereto, the Subordinated Debt Securities issued to the Proffitt's Trust, and the Trust Guarantee, taken together, constitute a full and unconditional guarantee, on a subordinated basis, by the Company of payments due on the Preferred Securities. See "Description of Preferred Securities" and "Description of Trust Guarantees."

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed in this Prospectus and in any accompanying Prospectus Supplement may constitute forward-looking statements. Such forward-looking statements may involve uncertainties and other factors that may cause the actual results and performance of the Company to be materially different from future results or performance expressed or implied by such statements. Cautionary statements regarding the risks associated with such forward-looking statements include, without limitation, those statements included or incorporated by reference herein or contained in the Prospectus Supplement or incorporated by reference therein. Among others, factors that could adversely affect actual results and performance include the following: local and regional economic conditions in the areas served by the Company; the level of consumer spending for apparel and other consumer goods; levels of consumer debt and bankruptcies; changes in interest rates; changes in buying, charging and payment behavior among the Company's customers; the effects of weather conditions on seasonal sales in the Company's market areas; competition among department and specialty stores and other retailers, including general merchandise stores, mail order retailers and off-price and discount stores; changes in merchandise mixes, site selection and related traffic and demographic patterns; the Company's identification and implementation of best practices; the Company's ability to determine and implement appropriate merchandising strategies, merchandise flow, and inventory turnover levels; realization of planned synergies and cost savings in the Company's existing operations and in recent and future acquisitions; the Company's ability to integrate recent and future acquisitions; and any adverse effects of the Year 2000 problem on the Company, especially as a result of such problems at third parties with which the Company does business.

     All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company pursuant to the Exchange Act are incorporated by reference in this Prospectus:

     (i) Annual Report on Form 10-K for the fiscal year ended January 31, 1998, and

     (ii)      Quarterly Report on Form 10-Q for the fiscal quarter ended May 2,
               1998.

     (iii) Current Reports filed on Form 8-K dated February 11, 1998, February 17, 1998, March 26, 1998 and April 13, 1998.

     In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus and any Prospectus Supplement are delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed to Brian J. Martin, Esq., Proffitt's, Inc., 750 Lakeshore Parkway, Birmingham, Alabama, 35211, or by telephone at (205) 940-4000 or facsimile at (205) 940-4468.

                                  THE COMPANY

     The Company is a leading regional department store retailer that, as of the date of this Prospectus, operates 230 department stores in 24 states, primarily in the Southeast and Midwest, and is the fourth largest traditional department store chain in the United States. The Company's stores operate under the Proffitt's, Herberger's, McRae's, Parisian, Younkers, Carson Pirie Scott, Bergner's and Boston Store trade names and are typically leading branded traditional department stores in their communities. Most of the stores are located in premier regional or community malls in the respective trade areas served. The Company's stores offer a wide selection of fashion apparel, accessories, cosmetics and decorative home furnishings, featuring assortments of premier brands, private brands and specialty merchandise. Each of the Company's chains operates with its own merchandising and store operations team in order to tailor regional assortments to the local customer. At the same time, the Company coordinates merchandising among the chains and consolidates certain administrative and support functions to realize scale economies, to promote a competitive cost structure and to increase margins. In addition to its department stores, the Company also operates four furniture stores under the names Carson Pirie Scott (3 stores) and Boston Store (1 store).

     Under the leadership of R. Brad Martin and an experienced senior management team, the Company has executed a disciplined acquisition strategy and strategic approach to new store openings, growing from 11 stores and net sales of $94.8 million in fiscal 1989 to 230 stores and net sales of $3.5 billion in fiscal 1997.

     The Company was incorporated under the laws of the State of Tennessee in 1919. The principal executive offices of the Company are located at 750 Lakeshore Parkway, Birmingham, Alabama 35211, and its telephone number is (205) 940-4000.

                              THE PROFFITT'S TRUST

     The Proffitt's Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust (as amended and restated, the "Declaration") executed by the Company as sponsor for such trust (the "Sponsor"), and certain of the Proffitt's Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on June 1, 1998. The Proffitt's Trust exists for the exclusive purposes of (i) issuing the Preferred Securities and common securities representing undivided beneficial interests in the assets of the Proffitt's Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"), (ii) investing the gross proceeds from the sale of the Trust Securities in Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Proffitt's Trust Common Securities will be directly or indirectly owned by the Company. Such Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that, if any event of default under the Declaration has occurred and is continuing, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Company will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Proffitt's Trust.

     The Proffitt's Trust has a term of approximately 45 years but may dissolve earlier, as provided in the Declaration. The business and affairs of the Proffitt's Trust will be conducted by the trustees (the "Proffitt's Trustees") appointed by the Company as the direct or indirect holder of all the Common Securities. As the holder of the Common Securities, the Company will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Proffitt's Trustees. The duties and obligations of the Proffitt's Trustees are governed by the Declaration. A majority of the Proffitt's Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with the Company. One Proffitt's Trustee is a financial institution that is unaffiliated with the Company and has minimum capital and surplus of not less than $50,000,000. That institution acts as property trustee and as indenture trustee for the purpose of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act," or the "TIA"), pursuant to the terms set forth in the applicable Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Proffitt's Trustee will be an entity having a principal place of business in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the Proffitt's Trust and the offering of the Trust Securities.

     The Property Trustee is The First National Bank of Chicago, One First National Plaza, Mail Suite 0126, Chicago, Illinois 60670-0126; Attention:
Corporate Trustee Administration. The Delaware Trustee is First Chicago Delaware Inc. and its address in the State of Delaware is 300 King Street, Wilmington, Delaware 19801, Attention: Mike Majchrzak. The principal place of business of the Proffitt's Trust shall be c/o Proffitt's, Inc., 750 Lakeshore Parkway, Birmingham, Alabama, 35211, telephone number (205) 940-4000.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement for any offering of the Offered Securities, the net proceeds received by the Company from the sale of the Offered Securities will be used for general corporate purposes, which may include, without limitation, funding investments in, or extensions of credit to, the Company's subsidiaries, repayment of maturing obligations, redemption and repurchase of outstanding indebtedness or other securities, financing possible future acquisitions, and for working capital. Pending such use, the Company may temporarily invest the net proceeds or may use them to reduce outstanding amounts under the Company's credit facility or other indebtedness. The proceeds from the sale of Preferred Securities by the Proffitt's Trust will be invested in Subordinated Debt Securities of the Company. Any proposal to use proceeds from any offering of the Offered Securities in connection with an acquisition will be disclosed in the Prospectus Supplement relating to such offering.

    CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
                                STOCK DIVIDENDS

     The ratio of earnings to combined fixed charges and preferred stock dividends is computed by dividing earnings by the sum of fixed charges and preferred stock dividend requirements. For these purposes, earnings consist primarily of income (loss) before income taxes adjusted for fixed charges. Combined fixed charges and preferred stock dividends consist primarily of interest (whether expensed or capitalized), the portion of rental expense representative of the interest factor in these rentals and preferred stock dividends.

     The following sets forth the Company's consolidated ratio of earnings to combined fixed charges and preferred dividends for the periods shown:

                                                                                                               (A)
                                                     52 Weeks      52 Weeks      53 Weeks      52 Weeks      52 Weeks
                                                      Ended         Ended         Ended         Ended         Ended
                                                   January 31,   February 1,   February 3,   January 28,   January 29,
                                                       1998          1997          1996          1995          1994
                                                  ------------  ------------  ------------  ------------  ------------
 Ratio of Earnings to Fixed Charges                     2.5           2.6            2.4           3.1             --
                                                  ============  ============  ============  ============  ============


(A) For the fiscal year ended January 29, 1994, the Company reported a pre-tax loss from continuing operations of $135,697, which resulted from the emergence of Carson Pirie Scott & Co. ("CPS") from Chapter 11 bankruptcy protection during the fiscal year. The Company acquired CPS on January 31, 1998 and accounted for the acquisition as a pooling-of-interests. Net income after extraordinary items and changes in accounting methods for the fiscal year ended January 29, 1994 was $28,832. The ratio of earnings to fixed charges calculation for fiscal year ended January 29, 1994, indicated a fixed charge coverage deficiency of $136,873.


                         DESCRIPTION OF DEBT SECURITIES

General

     The following description of the terms of the Senior Debt Securities and Subordinated Debt Securities sets forth certain general terms and provisions of the Debt Securities. Each Indenture (as defined below) gives the Company broad authority to set the particular terms of each series of Debt Securities, including the right to modify certain of the terms contained in the Indenture. The particular terms of a series of Debt Securities and the extent, if any, to which the particular terms of the issue modify the terms of the Indenture will be described in the Prospectus Supplement relating to such Debt Securities.

     The Senior Debt Securities are to be issued under an indenture (the "Senior Indenture"), to be entered into between the Company and The First National Bank of Chicago, as Trustee. The Subordinated Debt Securities are to be issued under an indenture (the "Subordinated Indenture"), also to be entered into between the Company and The First National Bank of Chicago, as Trustee. The term "Trustee" as used herein shall refer to The First National Bank of Chicago, or such other bank or trust company as the Trustee may appoint as trustee pursuant to the terms of the applicable Indenture, in its capacity as Trustee for the Senior Debt Securities or the Subordinated Debt Securities, as appropriate. The Senior Indenture and/or the Subordinated Indenture, as appropriate (being sometimes referred to herein collectively as the "Indentures" and individually as an "Indenture"), will be filed with the Commission upon the execution of a Prospectus Supplement relating to the issuance of Debt Securities thereunder but will be substantially in the forms filed as exhibits to the Registration Statement. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and may be supplemented from time to time following execution. The statements made under this heading relating to the Debt Securities and the Indentures are summaries of the provisions thereof and do not purport to be complete and are qualified in their entirety by reference to the Indentures and such Debt Securities.

     Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indentures. Wherever particular provisions or defined terms of the Indentures are referred to, it is intended that such provisions or defined terms shall be incorporated herein by reference.

Terms

     The Debt Securities will be direct, unsecured obligations of the Company. The indebtedness represented by the Senior Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The indebtedness represented by the Subordinated Debt Securities will rank junior and subordinate in right of payment to the prior payment in full of the senior debt of the Company, to the extent and in the manner set forth in the Prospectus Supplement for such Securities. See "-- Subordination" below.

     Each Indenture provides that the Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in, or pursuant to authority granted by, a resolution of the Board of Directors of the Company and in one or more indentures supplemental to such Indenture. Debt Securities may be issued with terms different from those of any other Debt Securities previously issued by the Company. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders of outstanding Debt Securities of such series, for issuances of additional Debt Securities of such series. The Debt Securities may be denominated and payable in U.S. dollars or in foreign currencies or units based on or related to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities denominated other than in U.S. dollars will be described in the relevant Prospectus Supplement.

     Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by each Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     Reference is made to the applicable Prospectus Supplement relating to a particular series of Debt Securities being offered thereby for the specific terms of the Debt Securities, including, but not limited to:

     (1) the title of and ranking as Senior Debt Securities or Subordinated Debt Securities;

     (2)  the aggregate principal amount;

     (3)  the issue price;

     (4) the terms, if any, by which such Securities may be convertible into or exchangeable for other securities or property of the Company;

     (5) when, how much, at what place, under what conditions, and in what currency, principal, premium, if any, and interest are payable, and if any of the foregoing is not known at the time the Prospectus Supplement is filed, the method of determining the same;

     (6)  any terms with respect to subordination;

     (7) terms of any mandatory redemption, sinking fund, or similar obligation;

     (8) provisions, if any, affording holders of the Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company;

     (9)  any terms with respect to the events of default;

     (10) whether such Debt Securities will be issued in book-entry form;

     (11) whether such Debt Securities will be in registered ("Registered Debt Securities") or bearer ("Bearer Debt Securities") form;

     (12) the applicability, if any, of the discharge, defeasance and covenant defeasance provisions of the Indenture; and

     (13) any other terms of such Debt Securities which are not inconsistent with the Trust Indenture Act.

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof as a result of the occurrence and continuation of an Event of Default ("Original Issue Discount Securities"). Any special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

     All Debt Securities of any one series shall be substantially identical, except, in the case of Debt Securities issued in global form, as to denomination and except as may otherwise be provided in or pursuant to resolution of the Board of Directors of the Company or in any indenture supplemental to the Indenture.

     Reference is made to the applicable Prospectus Supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

     The Debt Securities may be guaranteed on a senior or unsubordinated basis by subsidiaries of the Company, which will guarantee the due and punctual payment of principal of, premium, if any, and interest on such Debt Securities, and the due and punctual payment of any sinking fund payments thereon, when and as the same shall become due and payable whether at a maturity date, by declaration of acceleration, call for redemption or otherwise. The applicability and terms of any such guarantee relating to a series of Debt Securities will be set forth in the Prospectus Supplement relating to such Debt Securities.

Denominations, Interest, Registration and Transfer

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in registered form will be issuable in denominations of $1,000 and integral multiples thereof. Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series issued in bearer form will be issuable in denominations of $5,000.

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and applicable premium or Make-Whole Amount, if any) and interest, if any, on any series of Debt Securities will be payable in the currency designated in the Prospectus Supplement at the corporate trust office of the Trustee, initially located at One First National Plaza, Mail Suite 0126, Chicago, Illinois 60670-0126; Attention: Corporate Trustee Administration in the case of each of the Senior Debt Securities and the Subordinated Debt Securities, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register for such series or by wire transfer of funds to such Person at an account maintained within the United States. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agents or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent in each Place of Payment for such series. All monies paid by the Company to a Paying Agent for the payment of principal of and premium, if any, and interest, if any, on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to the Company, and the Holder of such Debt Security will thereafter look only to the Company for payment thereof.

     Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the Person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice whereof shall be mailed to each Holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

     Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer or exchange at the corporate trust office of the applicable Trustee referred to above. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the applicable Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Company nor any Trustee shall be required to: (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing or publication of the relevant notice of redemption; (ii) register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; (iii) exchange any Bearer Debt Security selected for redemption, except that such a Bearer Debt Security may be exchanged for a Registered Debt Security of that series and like tenor, provided that such Bearer Debt Security shall be simultaneously surrendered for redemption or exchange; or (iv) issue, register the transfer of or exchange any Debt Security that has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Debt Security not to be so repaid.

Global Debt Securities

     The registered Debt Securities of a series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Debt Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

     Ownership of beneficial interests in a Registered Global Security will be limited to Persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

     So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or Holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant or other intermediary through which such person owns its interest, to exercise any rights of a Holder under the applicable Indenture. The Company understands that, under existing industry practices, if the Company requests any action of Holders, or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a Holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal and premium or Make-Whole Amount, if any, and interest, if any, or any Additional Amounts payable with respect to Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owners of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

     If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or ineligible to continue as Depositary, and a successor Depositary is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in a definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. The Company expects that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

     Bearer Debt Securities of a series may also be issued in the form of one or more global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of Debt Securities in definitive form in exchange for a Bearer Global Security, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security, will be described in the Prospectus Supplement relating to such series.

Merger, Consolidation or Sale

     The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation or trust or entity provided that: (i) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall be an entity organized under the laws of the United States or any state thereof and expressly assume by supplemental indenture the due and punctual payment of the principal of (and premium or Make-Whole Amount, if any) and interest (including any Additional Amounts), if any, on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in each Indenture;
(ii) immediately after giving effect to such transaction and treating any indebtedness that becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (iii) certain other conditions are met.

     This covenant would not apply to any recapitalization transaction, a change of control of the Company or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of the Company's assets substantially as an entirety. Except as may be described in a Prospectus Supplement applicable to a particular series of Debt Securities, there are no covenants or other provisions in the Indentures providing for a put or increased interest or that would otherwise afford holders of Debt Securities additional protection in the event of a recapitalization transaction, a change of control of the Company or a highly leveraged transaction.

Certain Covenants

     Any covenants with respect to any series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

Events of Default, Notice and Waiver

     Except as otherwise provided in a Prospectus Supplement with respect to a particular series of Debt Securities, each Indenture may provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (i) default for 30 days in the payment of any installment of interest or Additional Amounts, if any, payable on any Debt Security of such series; (ii) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any Debt Security of such series when due, either at maturity, redemption or otherwise; (iii) default in making any sinking fund payment as required for any Debt Security of such series; (iv) default in the performance or breach of any other covenant or agreement of the Company contained in the Indenture continued for 60 days after written notice as provided in the applicable Indenture; (v) default under a bond, debenture, note or other evidence of indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor other than indebtedness which is non-recourse to the Company or the Subsidiaries), having a principal amount in excess of a minimum amount set forth in the applicable Prospectus Supplement, whether such indebtedness now exists or shall hereafter be created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled within 30 days after written notice to the Company as provided in the Indenture; (vi) certain events of bankruptcy, insolvency or reorganization; and
(vii) any other Event of Default provided with respect to a particular series of Debt Securities.

     If an Event of Default under an Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities (as defined in the Indentures) of each such affected series (voting as a single class) may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities (as defined in the Indentures) or Indexed Securities (as defined in the Indentures), such portion of the principal amount as may be specified in the terms thereof) of and premium or Make-Whole Amount, if any, on all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the Holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may rescind and annul such declaration and its consequences if (i) the Company shall have deposited with the applicable Trustee all required payments of the principal of (and premium or Make-Whole Amount, if any) and interest (and Additional Amounts, if any) on the Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may
be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (ii) all Events of Default, other than the nonpayment of accelerated principal (or a specified portion thereof and the premium or Make-Whole Amount, if any) or interest (and Additional Amounts, if any), with respect to Debt Securities of such series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) have been cured or waived as provided in the Indenture. Each Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of principal of (or premium or Make-Whole Amount, if any) or interest (or Additional Amounts, if any), on any Debt Security of such series or (y) in respect of a covenant or provision contained in the applicable Indenture that cannot be modified or amended without the consent of the Holders of each Outstanding Debt Security affected thereby.

     The Trustee may be required to give notice to the Holders of Debt Securities within 90 days of a default under the applicable Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium or Make-Whole Amount, if any) or interest (or Additional Amounts, if any), on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if the Responsible Officers (as defined in the Indentures) of such Trustee consider such withholding to be in the interest of such Holders. Each Indenture may provide that no Holder of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision would not prevent, however, any Holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium or Make-Whole Amount, if any) and interest (or Additional Amounts), if any, payable with respect to such Debt Securities at the respective due dates thereof.

     Subject to provisions in each Indenture relating to its duties in case of default, the Trustee is not under an obligation to exercise any of its rights or powers under such Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under such Indenture, unless such Holders shall have offered to the Trustee thereunder reasonable security or indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under each Indenture, as the case may be) may have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or of exercising any trust or power conferred upon such Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the applicable Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the Holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Company must deliver to each Trustee a certificate, signed by one of several specified officers, stating such officer's knowledge of the Company's compliance with all the conditions and covenants under the applicable Indenture and, in the event of any noncompliance, specifying such noncompliance and the nature and status thereof.

Modification of the Indentures

     Modifications and amendments of an Indenture applicable to any series may be made only with the consent of the Holders of not less than a majority in principal amount of all Outstanding Debt Securities issued under such Indenture which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each such Debt Security affected thereby, (i) change the Stated Maturity (as defined in the Indentures) of the principal of (or premium or Make-Whole Amount, if any), or any installment of principal of or interest (or Additional Amounts, if any), payable on, any such Debt Security, (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium or Make-Whole Amount, payable on redemption of or any Additional Amount, if any, payable with respect to any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security or Make-Whole Amount, if any, that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the Holder of any such Debt Security, (iii) change the Place of Payment (as defined in the Indentures) where, or the currency or currencies, currency units or composite currency or currencies in which payment of the principal of (and Premium or Make-Whole Amount, if any), or interest (or Additional Amounts, if any) payable with respect to, any such Debt Security, is payable, (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security, (v) reduce the percentage of the Holders of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable Indenture, or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the Holders of such Debt Security.

     The Holders of not less than a majority in principal amount of Outstanding Debt Securities issued under either Indenture have the right to waive compliance by the Company with certain covenants in such Indenture.

     Modifications and amendments of an Indenture may be made by the Company and the respective Trustee thereunder without the consent of any Holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another Person to the Company as obligor under such Indenture; (ii) to add to the covenants of the Company for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in such Indenture; (iii) to add Events of Default for the benefit of the Holders of all or any series of Debt Securities; (iv) to add or change any provisions of an Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect; (v) to add, change or eliminate any provisions of an Indenture, provided that any such addition, change or elimination shall become effective only when there are no Outstanding Debt Securities of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of additional Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock of the Company or other securities or property of the Company;
(viii) to provide for the acceptance or appointment of a successor Trustee or facilitate the administration of the trusts under an Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in an Indenture, provided that such action shall not adversely affect the interests of Holders of Debt Securities of any series issued under such Indenture in any material respect; (x) to close an Indenture with respect to the authentication and delivery of additional series of Debt Securities or to qualify, or maintain qualification of, an Indenture under the Trust Indenture Act; or (xi) to supplement any of the provisions of an Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities, provided that such action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect.

Subordination

     The Subordinated Indenture contains only minimal provisions relating to the subordination of the Subordinated Debt Securities. Those provisions are summarized below. The extent to which a particular series of Subordinated Debt Securities is subordinated to other indebtedness of the Company will be set forth in the Prospectus Supplement for that series. The particular terms of subordination of an issue of Subordinated Debt Securities may supersede the general provisions of the Subordinated Indenture summarized below.

     Upon any distribution to creditors of the Company in a liquidation, dissolution, bankruptcy, insolvency or reorganization, the payment of the principal of and interest on the Subordinated Debt Securities will be subordinated to the extent provided in the Subordinated Indenture in right of payment to the prior payment in full of all Senior Debt, but the obligation of the Company to make payment of the principal of and interest on the Subordinated Securities will not otherwise be affected. No payment of principal or interest may be made on the Subordinated Securities at any time in the event there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default and the Company receives notice of the default. The Company may resume payments on the Subordinated Securities when the default is cured or waived if the subordination provisions of the Subordinated Indenture otherwise permit payment at that time. After all Senior Debt is paid in full and until the Subordinated Debt Securities are paid in full, Holders will be subrogated to the rights of holders of Senior Debt to the extent that distributions otherwise payable to Holders have been applied to the payment of Senior Debt. By reason of such subordination, in the event of a distribution of assets upon insolvency, certain general creditors of the Company may recover more, ratably, than Holders of the Subordinated Securities.

     There is no limit on the amount of senior debt that the Company may incur. In addition, there are no restrictions in the Subordinated Indenture upon the creation of additional senior debt or other indebtedness.

Discharge, Defeasance and Covenant Defeasance

     Under each Indenture, the Company may discharge certain obligations to Holders of any series of Debt Securities issued thereunder if the relevant defeasance provisions were made applicable to the series at the time it was issued. There are two types of defeasance, one which discharges the Company from virtually all obligations with respect to the series of Debt Securities (called "defeasance") and the other which discharges the Company only from certain covenant obligations (called "covenant defeasance"). The Prospectus Supplement for a series may make either or both types of defeasance applicable to a series. Under defeasance, the Company will be discharged from any and all obligations with respect to the series of Debt Securities except (i) for the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the series and (ii) for certain ministerial obligations like the obligation to register the exchange or transfer of the Debt Securities and to maintain an office or registry for the Debt Securities. Under covenant defeasance, by contrast, the Company will be discharged only from certain covenant obligations such as those described under "Certain Covenants" with the result that any failure of the Company to comply with the defeased covenants will not result in a Default or Event of Default.

     To be eligible for either type of discharge, the Debt Securities to be defeased must be due and payable or must become due and payable within one year (either by their terms or by call for redemption). The discharge is effected by irrevocably depositing with the Trustee in trust an amount, either in cash or in Government Obligations (as defined below) or in a combination of the two, which will provide money in an amount sufficient to pay the principal of (and premium or Make-Whole Amount, if any) and interest on the Debt Securities, and any mandatory sinking fund or analogous payments on the Debt Securities, on the scheduled dates of payment. The cash and Governmental Obligations deposited with the Trustee must be denominated in the currency, currencies, currency units or composite currencies in which the series is payable.

     "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the Foreign Currency (as defined in the Indentures) in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the Foreign Currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     As a condition to either type of defeasance, the Company must deliver to the applicable Trustee an Opinion of Counsel (as specified in each Indenture) to the effect that the Holders of the Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax laws occurring after the date of such Indenture.

     If, after either type of defeasance has been effected with respect to an issue of Debt Securities, the currency in which such issue is to be paid changes either as a result of an election which a Holder of a security of that series is entitled to make or as a result of a "Conversion Event" (as defined below), then the indebtedness represented by the Securities will be fully discharged and satisfied through the payment of the principal of (and premium or Make-Whole Amount, if any) and interest on the Securities as they become due by converting the amounts provided by the trust into the new currency or currency unit at the exchange rate current at that time.

     Unless otherwise provided in a Prospectus Supplement, "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency issued by the government of one or more countries other than the United States both by the government of the country that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, or (ii) the ECU, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community, or (iii) any currency unit or composite currency for the purposes for which it was established. Unless otherwise provided in the applicable Prospectus Supplement, all payments of principal of (and premium or Make-Whole Amount, if any) and interest (and Additional Amounts, if any) on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in United States dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any Event of Default other than with respect to a covenant as to which there has been covenant defeasance, the amount on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Conversion And Exchange Rights

     The terms on which Debt Securities of any series are convertible into or exchangeable for Common Stock or other securities or property of the Company will be set forth in the Prospectus Supplement relating thereto. Such terms shall include the conversion or exchange price (or manner of calculation thereof), the exchange or conversion period, provisions as to whether conversion or exchange is mandatory, at the option of the Holder or at the option of the Company, and may include provisions pursuant to which the number of shares, other securities or property of the Company to be received by the Holders of Debt Securities would be calculated. The conversion or exchange price of any Debt Securities of any series that is convertible into Common Stock, Preferred Stock, Depositary Shares of the Company may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, as set forth in the applicable Prospectus Supplement.

Governing Law

     The Indentures are governed by and shall be construed in accordance with the laws of the State of New York.

Redemption Of Debt Securities

     The Prospectus Supplement for a series of Debt Securities will describe the terms pursuant to which the Securities of that series may be redeemed: whether mandatory or at the option of the Company, whether in whole or in part and at what price or Make-Whole Amount. The Indentures specify the procedures for effecting a redemption.

     From and after notice has been given as provided in the Indenture, if funds for the redemption of any Debt Securities called for redemption shall have been made available on such redemption date, such Debt Securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the Holders of the Debt Securities will be to receive payment of the Redemption Price (as defined in the Indentures).

The Trustee

     The First National Bank of Chicago is one of a number of banks with which the Company and its subsidiaries maintain banking relationships in the ordinary course of business. The Company's banking relationship with The First National Bank of Chicago includes existing trustee relations, general lending activities, and general banking services. Upon the occurrence of an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default under a series of Debt Securities, or upon the occurrence of a default under such other indenture, the Trustee may be deemed to have a conflicting interest with respect to the Debt Securities for purposes of the Trust Indenture Act and, accordingly, may be required to resign as Trustee under one or both of the Indentures. In that event, the Company would be required to appoint a successor Trustee.

                         DESCRIPTION OF PREFERRED STOCK

     The following describes generally the terms of the Preferred Stock. The particular terms of the Preferred Stock offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Stock so offered will be described in the Prospectus Supplement relating to such Preferred Stock.

General

     Under the Company's Amended and Restated Charter (the "Charter") and Amended and Restated Bylaws (the "Bylaws"), which are filed as exhibits to the Registration Statement of which this Prospectus is a part, the Board of Directors of the Company is authorized without further shareholder action to adopt resolutions providing for the issuance of up to 10,000,000 shares of Preferred Stock, in one or more series, with such voting powers, full or limited, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as may be determined by the Board of Directors. As of the date of this Prospectus, the Company had no shares of Preferred Stock outstanding. The Company has established a series of Preferred Stock, par value $1.00 per share, designated as the Series C Junior Preferred Stock ("Series C Junior Preferred Stock") consisting of 1,500,000 shares to be issued under certain circumstances involving a potential change in control of the Company. The terms of the Series C Junior Preferred Stock are described below under "Series C Junior Preferred Stock."

     The Prospectus Supplement relating to the particular series of Preferred Stock offered will describe the specific terms, including, where applicable: (i) the title, designation, number of shares and stated value of such Preferred Stock; (ii) the price at which such Preferred Stock will be issued; (iii) the dividend rates (or method of calculation) and dates on which dividends shall be payable, whether such dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate; (iv) the dates on which the Preferred Stock will be subject to redemption and the redemption price; (v) any redemption or sinking fund provisions; (vi) whether the Preferred Stock is convertible or exchangeable and, if so, the securities or rights into which such Preferred Stock is convertible or exchangeable (which may include other Preferred Stock, Senior Debt Securities, Subordinated Debt Securities, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing), and the terms and conditions upon which such conversions or exchanges will be effected including the initial conversion or exchange prices or rates, the conversion or exchange period and any other related provisions; (vii) if other than the currency of the United States of America, the currency or currencies including composite currencies in which such Preferred Stock is denominated and/or in which payments will or may be payable; (viii) the method by which amounts in respect of such Preferred Stock may be calculated and any commodities, currencies or indices, or value, rate or price, relevant to such calculation; (ix) the place or places where dividends and other payments on the Preferred Stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the Preferred Stock; (x) any additional dividend, liquidation, redemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

     Unless otherwise specified in the Prospectus Supplement relating to a particular series of Preferred Stock, each series of Preferred Stock will rank on a parity in all respects with each other series of Preferred Stock. See "Series C Junior Preferred Stock," below.

Dividends

     Holders of Preferred Stock will be entitled to receive cash dividends, when and as declared by the Board of Directors of the Company out of assets of the Company legally available for payment, at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each dividend will be payable to holders of record as they appear on the stock books of the Company on the record dates fixed by the Board of Directors of the Company. Different series of the Preferred Stock may be entitled to dividends at different rates or based upon different methods of determination. Such rate may be fixed or variable or both. Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the Prospectus Supplement relating thereto. Except as provided in the related Prospectus Supplement no series of Preferred Stock will be entitled to participate in the Company's earnings or assets.

Liquidation Rights

     Unless otherwise stated in the applicable Prospectus Supplement, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock will be entitled to receive out of assets of the Company available for distribution to shareholders, before any distribution of assets is made to holders of Common Stock or any other class of stock ranking junior to such series of Preferred Stock, liquidating distributions in the amount of the stated value per share (as set forth in the applicable Prospectus Supplement) plus all accrued and unpaid dividends up to the date fixed for distribution for the current dividend period and, if such series of the Preferred Stock is cumulative, for all dividend periods prior thereto, all as set forth in the Prospectus Supplement with respect to such shares. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the amounts payable with respect to a series of Preferred Stock and any other shares of stock of the Company ranking as to any distribution on a parity with such series of Preferred Stock are not paid in full, the holders of such series of Preferred Stock and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company.

     Neither the sale, conveyance, exchange or transfer of all or substantially all the property and assets of the Company, the consolidation or merger of the Company with or into any other corporation, nor the merger or consolidation of any other corporation into or with the Company shall be deemed to be a liquidation, dissolution or winding up of the Company.

Redemption and Sinking Fund

     The terms, if any, on which shares of a series of Preferred Stock may be subject to optional or mandatory redemption, in whole or in part, or have the benefit of a sinking fund, will be set forth in the Prospectus Supplement relating to such series.

Voting Rights

     Except as indicated below or in the applicable Prospectus Supplement, or except as expressly required by applicable law, the holders of the Preferred Stock issued pursuant to this Prospectus and any Prospectus Supplement will not be entitled to vote.

Conversion And Exchange Rights

     The terms, if any, on which shares of any series of Preferred Stock are convertible or exchangeable will be set forth in the Prospectus Supplement relating thereto. The Prospectus Supplement will describe the securities or rights into which such shares of Preferred Stock are convertible or exchangeable (which may include other Preferred Stock, Debt Securities, Depositary Shares, Common Stock or other securities or rights of the Company (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing). Such terms may include provisions for conversion, either mandatory, at the option of the holder, or at the option of the Company, in which case the consideration to be received by the holders of Preferred Stock would be calculated as of a time and in the manner stated in the Prospectus Supplement.

Transfer Agent And Registrar

     The transfer agent, registrar and dividend disbursement agent for the Preferred Stock will be designated in the applicable Prospectus Supplement.

Series C Junior Preferred Stock

     Pursuant to the Company's Charter, the Series C Junior Preferred Stock consists of 1,500,000 shares of authorized Preferred Stock. No shares of Series C Junior Preferred Stock have been issued, and unless indicated otherwise in a Prospectus Supplement, the Company is aware of no facts suggesting that issuance of such shares may be imminent. Any increase in the number of authorized shares of Series C Junior Preferred Stock does not require approval of the Company's shareholders under the Tennessee Business Corporation Act (the "TBCA"). The ability of the Board of Directors of the Company to issue Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

     The following summary of the Series C Junior Preferred Stock is qualified in its entirety by reference to the Charter, the Bylaws, and the applicable provisions of the TBCA. Capitalized terms used but not defined herein shall have the meanings set forth in the Charter, the Bylaws and the TBCA.

     Rights Plan. On March 28, 1995, the Board of Directors of the Company declared a dividend distribution of one right (a "Right") for each share of Common Stock pursuant to a Rights Agreement (the "Rights Agreement") dated as of March 28, 1995 between the Company and Union Planters Bank, N.A., as Rights Agent. Each Right entitles the holder to purchase from the Company one one-hundredth (1/100) of a share of Series C Preferred Stock at a price of $85 per one one-hundredth (1/100) of a share. The Rights Plan was amended on March 25, 1998 by Amendment No. 1 to the Rights Agreement to increase the exercise price of the Rights to $278 per one one-hundredth (1/100) of a share of Series C Junior Preferred Stock, subject to adjustment. Initially, the Rights are not exercisable. However, they will become exercisable if, without the prior approval of the Board of Directors of the Company, any person either acquires 20% or more of the shares of Common Stock then outstanding or commences a tender or exchange offer which, if successfully consummated, would result in such person's acquisition of 20% or more of the shares of Common Stock then outstanding. The Rights are generally designed to deter coercive takeover tactics and to encourage all persons interested in potentially acquiring control of the Company to treat each shareholder on a fair and equal basis.

     Dividends and Distributions. Subject to any shares of a series of Preferred Stock (or any similar stock) ranking senior to the Series C Junior Preferred Stock with respect to dividends, each share of Series C Junior Preferred Stock, if issued, would be entitled to receive quarterly dividends on the first day of March, June, September and December in each year (each, a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the issuance of such share of Series C Junior Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of:
(a) $1.00, or (b) 100 times the aggregate per share amount of all cash and non-cash dividends or distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Junior Preferred Stock.

     In the event the Company declares a dividend on the Common Stock that is payable in shares of Common Stock, or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the amount to which holders of shares of Series C Junior Preferred Stock will be entitled under clause (b) of the preceding paragraph shall be adjusted by multiplying such amount by a fraction (the "Adjustment Multiplier"), the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     Dividend payments on shares of Series C Junior Preferred Stock are in preference to the holders of Common Stock and of any other junior stock. In addition, such dividends will accrue and be cumulative on outstanding shares of Series C Junior Preferred Stock. However, any accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     In the event that dividends or other distributions payable on the Series C Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends have been paid in full, the Company is prohibited from:

  (i) declaring dividends or making any distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Preferred Stock;

  (ii) declaring dividends or making any distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Preferred Stock, except dividends paid ratably on the Series C Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

  (iii) redeeming or otherwise acquiring for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Junior Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Company ranking junior (as to dividends and upon dissolution, liquidation and winding up) to the Series C Junior Preferred Stock; or

  (iv) redeeming or otherwise acquiring for consideration any shares of Series C Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     Liquidation Preference. Upon any liquidation, dissolution or winding up of the Company, the Company is prohibited from making a distribution (1) to the holders of shares of stock ranking junior to the Series C Junior Preferred Stock unless, prior thereto, the holders of shares of Series C Junior Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon; provided that the holders of shares of Series C Junior Preferred Stock are entitled to receive an aggregate amount per share equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity with the Series C Junior Preferred Stock except distributions made ratably on the Series C Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

     In the event the Company declares or pays a dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the aggregate amount to which holders of shares of Series C Junior Preferred Stock would otherwise be entitled pursuant to clause (1) above will be adjusted by multiplying such amount by the Adjustment Multiplier.

     Voting Rights. Each share of Series C Junior Preferred Stock is entitled to 100 votes on all matters submitted to a vote of the Company's shareholders; provided, however, that, in the event the Company at any time declares a dividend on the Common Stock payable in shares of Common Stock, or effects a subdivision, combination or consolidation of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the number of votes per share of Series C Junior Preferred Stock will be adjusted by multiplying such number by the Adjustment Multiplier.

     Mergers, Consolidations and Certain Other Transactions. In the case of a consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, each share of Series C Junior Preferred Stock is entitled to be similarly exchanged or changed into an amount per share equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

     Redemption. The shares of Series C Junior Preferred Stock are not redeemable.

     Rank. The Series C Junior Preferred Stock rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Company's Preferred Stock.

     Amendment. The Charter of the Company may not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series C Junior Preferred Stock, voting together as a single class.

                        DESCRIPTION OF DEPOSITARY SHARES

     The Company may, at its option, elect to offer fractional interests in shares of a series of Preferred Stock as Depositary Shares, rather than full shares of Preferred Stock. In such event, receipts ("Depositary Receipts") for such Depositary Shares will be issued, each of which will represent a fraction of a share of a particular series of Preferred Stock, as described in the related Prospectus Supplement.

     Shares of any series of Preferred Stock represented by Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between the Company and the depositary (the "Preferred Stock Depositary"). The Prospectus Supplement relating to a series of Depositary Shares will set forth the name and address of the Depositary with respect to such Depositary Shares. Subject to the terms of the Deposit Agreement, each holder of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock represented by such Depositary Share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, conversion or exchange, redemption, and liquidation rights, if any).

     Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to a Depositary, the Company will cause such Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request, and the statements made hereunder relating to the Deposit Agreement and the Depositary Receipt to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable Deposit Agreement and related Depositary Receipts.

Dividends and Other Distributions

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of a series of Preferred Stock to the record holders of Depositary Receipts relating to such Preferred Stock in proportion to the number of such Depositary Receipts owned by such holders on the relevant Record Date, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to such Preferred Stock Depositary. The Preferred Stock Depositary shall distribute only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and the balance not so distributed shall be added to and treated as part of the next sum received by the Preferred Stock Depositary for distribution to record holders of Depositary Shares.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Shares in an equitable manner, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary, with the Company's approval, may sell such property and distribute the net proceeds from such sale to such holders.

     The Deposit Agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by the Company to holders of the Preferred Stock shall be made available to the holders of Depositary Shares.

     Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption, or converted or exchanged), the holders thereof will be entitled to delivery at such office, to or upon each such holder's order, of the number of whole or fractional shares of the class or series of Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related class or series of Preferred Stock on the basis of the proportion of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such shares of Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

Redemption of Depositary Shares

     If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Preferred Stock Depositary resulting from the redemption, in whole or in part, of such class or series of Preferred Stock held by the Preferred Stock Depositary. The Preferred Stock Depositary shall mail notice of redemption not less than 30 and not more than 60 days prior to the date fixed for redemption to the record holders of the Depositary Shares to be so redeemed at their respective addresses appearing in the Preferred Stock Depositary's books. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price and other amounts, if any per share payable with respect to such class or series of Preferred Stock. Whenever the Company redeems Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined to be equitable by the Preferred Stock Depositary.

     From and after the date fixed for redemption, the Depositary Shares so called for redemption will no longer be outstanding, and all rights of the holders of the Depositary Shares will cease, except the right to receive the money, securities, or other property payable upon such redemption and any money, securities, or other property to which the holders of such Depositary Shares were entitled upon such redemption upon surrender to the Preferred Stock Depositary of the Depositary Receipts evidencing such Depositary Shares.

Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of a class or series of Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares of such class or series of Preferred Stock. Each record holder of such Depositary Receipts on the record date (which will be the same date as the record date for the related class or series of Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will endeavor, insofar as practicable, to vote the number of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the Preferred Stock to the extent it does not receive specific instructions from the holder of Depositary Shares representing such shares of Preferred Stock. The Preferred Stock Depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the negligence or willful misconduct of the Stock Depositary.

Liquidation Preference

     In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of each Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of related Preferred Stock as set forth in the applicable Prospectus Supplement.

Conversion of Preferred Stock

     The Depositary Shares, as such, will not be convertible into Common Stock or any other securities or property of the Company. Nevertheless, if so specified in a Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by the holders thereof to the Preferred Stock Depositary with written instructions directing the Company to cause conversion of a class or a series of Preferred Stock represented by the related Depositary Shares into whole shares of Common Stock, other shares of a class or series of Preferred Stock of the Company or other shares of stock.
Upon receipt of such instructions and any amounts payable in respect thereof, the Company will cause such conversion utilizing the same procedures as those provided for delivery of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, a Depositary Receipt or Receipts will be issued for any Depositary Shares not converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

     The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may be amended at any time by agreement between the Company and the Preferred Stock Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Receipts or that would be materially and adversely inconsistent with the rights of holders of the underlying Preferred Stock will be ineffective, unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. No amendment shall impair the right, subject to certain anticipated exceptions in the Deposit Agreement, of any holder of Depositary Receipts to surrender any Depositary Receipt with instructions to deliver to the holder the related class or series of Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of any outstanding Depositary Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Depositary Receipt, to consent and agree to such amendment and to be bound by the applicable Deposit Agreement as amended thereby.

     The Deposit Agreement may be terminated by the Company upon not less than 30 days prior written notice to the Preferred Stock Depositary if a majority of each class or series of Preferred Stock subject to such Deposit Agreement consents to such termination, whereupon the Preferred Stock Depositary will deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts, together with any other property held by the Preferred Stock Depositary with respect to such Depositary Receipts. The Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares related thereto have been redeemed, (ii) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of the related Depositary Receipts, or (iii) each share of the related Preferred Stock has been converted into Company stock not so represented by Depositary Shares.

Charges of Depositary

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Depositary Agreement. The Company will pay the Preferred Stock Depositary's fees and charges in connection with the initial deposit of the Preferred Stock and issuance of Depositary Receipts, all withdrawals of Preferred Stock by owners of Depositary Shares and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay all other transfer and other taxes, governmental charges, and fees and charges of the Preferred Stock Depositary that are not expressly provided for in the Deposit Agreement.

Resignation and Removal of Depositary

     The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Depositary and such successor Depositary's acceptance of the appointment. Such successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

     The Preferred Stock Depositary will forward all reports and communications from the Company which are delivered to the Preferred Stock Depositary and which the Company is required or otherwise determines to furnish to the holders of the Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing in good faith their duties thereunder (in the case of any action or inaction in the voting of a class or series of Preferred Stock represented by the Depositary Shares), gross negligence or willful misconduct. The Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares, Depositary Receipts or shares of any Preferred Stock represented thereby, unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

                          DESCRIPTION OF COMMON STOCK

     The following description of the terms of the Common Stock sets forth certain general rules and provisions of the Common Stock as contained in the Charter and Bylaws and is qualified in its entirety by reference to the Charter and Bylaws.

     The Company is authorized to issue an aggregate of 300,000,000 shares of Common Stock. As of May 2, 1998, there were 89,734,571 shares of Common Stock outstanding held by approximately 2,200 shareholders of record. All outstanding shares of Common Stock are fully paid and nonassessable. The Common Stock is listed on the NYSE under the symbol "PFT."

General

     Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock, whether currently outstanding or designated and issued in the future. See "Description of Preferred Stock."

Dividends

     Subject to the preferences of holders of Preferred Stock, including the Series C Junior Preferred Stock, holders of Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefor.

Voting Rights

     Except as otherwise provided by law or by the designation of the preferences, limitations and relative rights of any series of Preferred Stock, the voting power of the Company is held by the holders of Common Stock. Each holder of Common Stock is entitled to one vote for each share held. Holders of Common Stock are not entitled to cumulative voting rights and, therefore, holders of a plurality of shares voting in the election of directors may elect the entire class of the Board of Directors standing for election at a shareholders' meeting at which a quorum is present. In that event, holders of the remaining shares of Common Stock would not be able to elect any director to the Board of Directors. The Company's Charter requires that its Board of Directors be staggered, consisting of three classes of directors which are as nearly equal in number as possible. See "Anti-Takeover Provisions in the Company's Charter and Bylaws -- Staggered Board of Directors."

Liquidation And Dissolution

     Except as otherwise provided by the designation of the preferences, limitations and relative rights of any series of Preferred Stock, including the Series C Junior Preferred Stock, in the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, after payment has been made to the holders of each series of Preferred Stock of the full amount to which they are entitled, the holders of shares of Common Stock will be entitled to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets if available for distribution to holders of the Common Stock. Shares of the Series C Junior Preferred Stock have a liquidation preference as described under "Description of Preferred Stock -- Series C Junior Preferred Stock -- Liquidation Preference."

Transfer Agent

     The transfer agent and registrar for the Common Stock is Union Planters National Bank.

Certain Provisions of Tennessee Law Regarding Takeovers

     As a Tennessee corporation, the Company is subject to certain provisions of Tennessee law which may discourage or render more difficult an unsolicited takeover of the Company. These provisions include Tennessee's Business Combination Act, Control Share Acquisition Act, Investor Protection Act and Greenmail Act.

     Business Combination Act. Tennessee's Business Combination Act (the "Business Combination Act") provides that a party owning 10% or more of stock in a "resident domestic corporation" (such party is called an "interested shareholder") cannot engage in a business combination with the resident domestic corporation unless the combination (i) takes place at least five years after the interested shareholder first acquired 10% or more of the resident domestic corporation, and (ii) either (A) is approved by at least 2/3 of the noninterested voting shares of the resident domestic corporation or (B) satisfies certain fairness conditions specified in the Business Combination Act.

     These provisions apply unless one of two events occurs. A business combination with an entity can proceed without delay when approved by the target corporation's board of directors before that entity becomes an interested shareholder, or the resident corporation may enact a charter amendment or bylaw to remove itself entirely from the Business Combination Act. This charter amendment or by-law must be approved by a majority of the shareholders who have held shares for more than one year prior to the vote. It may not take effect for at least two years after the vote. The Company has not adopted a provision in its Charter or By-laws removing the Company from coverage under the Business Combination Act.

     The Business Combination Act further provides an exemption from liability for officers and directors of resident domestic corporations who do not approve proposed business combinations or charter amendments and by-laws removing their corporations from the Business Combination Act's coverage as long as the officers and directors act in "good faith belief" that the proposed business combination would adversely affect their corporation's employees, customers, suppliers, or the communities in which their corporation operates and such factors are permitted to be considered by the board of directors under the charter. The Company's Charter presently contains no provisions relating to the Board's consideration of such factors.

     Control Share Acquisition Act. The Tennessee Control Share Acquisition Act ("TCSAA") strips a purchaser's shares of voting rights any time an acquisition of shares in a covered Tennessee corporation brings the purchaser's voting power to one-fifth, one-third or a majority of all voting power. The purchaser's voting rights can be reestablished only by a majority vote of the other shareholders. The purchaser may demand a special meeting of shareholders to conduct such a vote. The purchaser can demand such a meeting before acquiring a control share only if it holds at least 10% of outstanding shares and announces a good faith intention to make the control share acquisition. A target corporation may or may not redeem the purchaser's shares if the shares are not granted voting rights. The TCSAA applies only to a corporation that has adopted a provision in its charter or by-laws expressly declaring that the TCSAA will apply. The Company has not adopted any provision in its Charter or By-laws electing protection under the TCSAA.

     Investor Protection Act. Tennessee's Investor Protection Act ("TIPA") applies to tender offers directed at corporations (called "offeree companies") that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. By virtue of its incorporation under the laws of the State of Tennessee, the Company is subject to the provisions of the TIPA.

     The TIPA requires an offeror making a tender offer for an offeree company to file with the Commissioner of Commerce and Insurance (the "Commissioner") a registration statement. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information material to the takeover offer and may call for hearings. The TIPA does not apply to an offer that the offeree company's board of directors recommends to shareholders.

     In addition to requiring the offeror to file a registration statement with the Commissioner, the TIPA requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The TIPA prohibits "fraudulent, deceptive, or manipulative acts or practices" by either side, and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company, or any of its respective affiliates has engaged in or is about to engage in a violation of the TIPA. Upon proper showing, the Chancery Court may grant injunctive relief. The TIPA further provides civil and criminal penalties for violations.

     Greenmail Act. The Tennessee Greenmail Act ("TGA") applies to any corporation (including the Company) chartered under the laws of Tennessee which has a class of voting stock registered or traded on a national securities exchange or registered with the Commission pursuant to Section 12(g) of the Exchange Act. The TGA provides that it is unlawful for any corporation or subsidiary to purchase, either directly or indirectly, any of its shares at a price above the market value, as defined in the TGA, from any person who holds more than 3% of the class of the securities purchased if such person has held such shares for less than two years, unless either the purchase is first approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued or the corporation makes an offer of at least equal value per share to all holders of shares of such class.

Anti-Takeover Provisions in the Company's Charter and Bylaws

     Certain provisions of the Company's Charter and By-laws may discourage or render more difficult an unsolicited takeover of the Company.

     Removal of Directors. The Company's Charter and By-laws provide that any or all directors may be removed only for cause (as defined in the TBCA) by a vote of a majority of the shareholders entitled to vote thereon.

     Staggered Board of Directors. The Company's Charter requires that its Board of Directors be staggered, consisting of three classes of directors which are as nearly equal in number as possible. The initial terms of the Class I, Class II and Class III directors expire at the Company's annual meeting of shareholders in the years 1998, 1999 and 2000, respectively. Thereafter, directors of each class are elected for terms of three years. The Company's Charter also provides that the affirmative vote of the holders of at least 80% of the voting power of the then outstanding capital stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, the provision of the Company's Charter requiring a staggered Board of Directors.

     Required Shareholder Vote for Authorization of Certain Actions. The TBCA provides that the approval of the Company's Board of Directors and of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon would generally be required to approve a merger or to sell, lease, exchange or otherwise dispose of substantially all of the Company's assets. However, the Company's Charter provides that, except under specified circumstances, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, is required for the approval of
(i) certain mergers or consolidations, (ii) certain sales, leases, exchanges, mortgages, pledges or other dispositions of the assets of the Company, (iii) the adoption of a plan for the liquidation of the Company, (iv) certain reclassifications of the Company's securities and certain recapitalizations and
(v) any agreement providing for the foregoing.

     No Shareholder Action by Written Consent. The Company's Charter and By-laws require that any shareholder action must be effected at a duly called annual or special meeting and may not be effected by written consent.

     Authorized Capital Stock. The Company's Charter authorizes the issuance of up to 300,000,000 shares of Common Stock and up to 10,000,000 shares of Preferred Stock. Such shares may be issued by the Company's Board of Directors without further action or authorization by the Company's shareholders, unless such action is required in a particular case by applicable laws or regulations or by any stock exchange upon which the Company's capital stock may be listed and the directors may fix the voting rights, conversion rights, and other terms thereof without shareholder approval. Preferred Stock will be issuable in one or more classes or series, with each class or series having such rights and preferences as the Company's Board of Directors may fix and determine by resolution.

     This authority of the Board of Directors to issue additional shares of Common Stock and Preferred Stock will provide the Company with the flexibility necessary to meet its future needs without the time delay resulting from seeking shareholder approval unless otherwise required. The unissued shares of Common Stock and Preferred Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of the Company. In addition, the sale of a substantial number of shares of Common Stock to persons who have an understanding with the Company concerning the voting of such shares, or the discriminatory distribution or dividend of shares of Common Stock (or the right to receive Common Stock) to the shareholders of the Company, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of the Company. The issuance of Preferred Stock may also, under certain circumstances, have an anti-takeover effect, particularly if such stock has broad class voting rights or a substantial number of votes per share.

     The actual effect of any issuance of Preferred Stock upon the rights of holders of Common Stock cannot be specified because the Company's Board of Directors has not determined the issuance prices or terms or the rights of the holders of any Preferred Stock, other than the Series C Junior Preferred Stock. Such effects might include:

  (i) restrictions on Common Stock dividends if Preferred Stock dividends have not been paid;

  (ii) dilution of the voting power and equity interest of current holders of Common Stock to the extent that any Preferred Stock has voting rights or is convertible into Common Stock; and

  (iii) current holders of all the shares of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preferences granted to holders of Preferred Stock.

     Indemnification. Article XII of the Charter and Article IV of the Bylaws provide that a director or officer of the Company may be indemnified to the maximum extent now or hereafter permitted by the TBCA. The Commission has taken the position that similar provisions added to other corporations' articles of incorporation would not protect those corporations' directors from liability for violations of the federal securities laws. The Company has included this provision in its Charter to provide its directors with the maximum indemnification made available by the TBCA. It is believed that this provision will help the Company to attract and retain as directors the persons most qualified for those positions.


                            DESCRIPTION OF WARRANTS

     The following description of the terms of the Warrants sets forth certain general rules and provisions of the Warrants to which any Prospectus Supplement may relate. Particular terms of the Warrants offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Warrants so offered will be described in the Prospectus Supplement relating to such Warrants.

General

     The Company may issue Warrants to purchase Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Depositary Shares, Common Stock or any combination thereof (collectively, the "Underlying Warrant Securities"), and such Warrants may be issued independently or together with any such Underlying Warrant Securities and may be attached or separate from such Underlying Warrant Securities. Each series of Warrants will be issued under a separate warrant agreement (each a "Warrant Agreement") to be entered into between the Company and a warrant agent ("Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of Warrants.

     The applicable Prospectus Supplement will describe the terms of any Warrants in respect of which this Prospectus is being delivered, including the following: (i) the title of such Warrants; (ii) the aggregate number of such Warrants; (iii) the price or prices at which such Warrants will be issued; (iv) the currency or currencies, including composite currencies, in which the price of such Warrants may be payable; (v) the designation and terms of the Underlying Warrant Securities purchasable upon exercise of such Warrants and the number of such Underlying Warrant Securities issuable upon exercise of such Warrants; (vi) the price at which and the currency or currencies, including composite currencies, in which the Underlying Warrant Securities purchasable upon exercise of such Warrants may be purchased; (vii) the date on which the right to exercise such Warrants shall commence and the date on which such right shall expire;
(viii) whether such Warrants will be issued in registered form or bearer form;
(ix) if applicable, the minimum or maximum amount of such Warrants which may be exercised at any one time; (x) if applicable, the designation and terms of the Underlying Warrant Securities with which such Warrants are issued and the number of such Warrants issued with each such Underlying Warrant Security; (xi) if applicable, the date on and after which such Warrants and the related Underlying Warrant Securities will be separately transferable; (xii) information with respect to book-entry procedures, if any; (xiii) if applicable, a discussion of certain United States federal income tax considerations; (xiv) the procedures and conditions relating to the exercise of such Warrants; and (xv) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants.

     Warrant certificates may be exchanged for new warrant certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants exercisable for Debt Securities will not have any of the rights of holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the Debt Securities purchasable upon such exercise. Prior to the exercise of their Warrants for shares of Preferred Stock or Common Stock, holders of such Warrants will not have any rights of holders of the Preferred Stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the Preferred Stock or Common Stock purchasable upon such exercise.

                    DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     The following description of the terms of the Stock Purchase Contracts and Stock Purchase Units (as defined below) sets forth certain general rules and provisions of the Stock Purchase Contracts and/or Stock Purchase Units to which any Prospectus Supplement may relate. Particular terms of the Stock Purchase Contracts and/or Stock Purchase Units offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Stock Purchase Contracts and/or Stock Purchase Units so offered will be described in the Prospectus Supplement relating to such Stock Purchase Contracts and/or Stock Purchase Units.

     The Company may issue Stock Purchase Contracts, representing contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock at a future date or dates. The price per share of Common Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. The Stock Purchase Contracts may be issued separately or as a part of units ("Stock Purchase Units") consisting of a Stock Purchase Contract and (x) Senior Debt Securities or Subordinated Debt Securities (y) Preferred Securities, or (z) debt obligations of third parties, including U.S. government or agency securities, each securing the holders' obligations to purchase the Common Stock under the Stock Purchase Contracts.
The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or prefunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

                      DESCRIPTION OF PREFERRED SECURITIES

     The following description of the terms of the Preferred Securities sets forth certain general rules and provisions of the Preferred Securities to which any Prospectus Supplement may relate. Particular terms of the Preferred Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Preferred Securities so offered will be described in the Prospectus Supplement relating to such Preferred Securities.

     The Proffitt's Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration authorizes the Regular Trustees of the Proffitt's Trust to issue on behalf of the Proffitt's Trust one series of Preferred Securities. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Property Trustee, The First National Bank of Chicago, an independent trustee, will act as indenture trustee for the Preferred Securities, to be issued by the Proffitt's Trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the Declaration or made part of the Declaration by the Trust Indenture Act, and which will mirror the terms of the Subordinated Debt Securities held by the Proffitt's Trust and as described in the Prospectus Supplement related thereto. Reference is made to the Prospectus Supplement relating to the Preferred Securities of the Proffitt's Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number of Preferred Securities issued; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by the Proffitt's Trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such Preferred Securities shall be payable on a periodic basis to holders of such Preferred Securities as of a record date in each period during which such Preferred Securities are outstanding; (iv) whether distributions on Preferred Securities shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities shall be cumulative; (v) the amount or amounts which shall be paid out of the assets to the holders of Preferred Securities upon voluntary or involuntary dissolution, winding-up or termination of the Proffitt's Trust; (vi) the obligation, if any, of the Proffitt's Trust to purchase or redeem Preferred Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among the Company and the Underwriters based on, among other factors, redemption prices of securities similar to the Preferred Securities and market conditions generally); (vii) the voting rights, if any, of Preferred Securities in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities as a condition to specified action or amendments to the Declaration of the Proffitt's Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) if applicable, any securities exchange upon which the Preferred Securities shall be listed; (x) whether Preferred Securities are convertible or exchangeable, and if so, the securities or rights unto which Preferred Securities are convertible or exchangeable, and the terms and conditions upon which such conversions or exchanges will be effected; (xi) the amount by which amounts in respect of Preferred Securities may be calculated and any commodities, currencies, currency units or composite currencies, or indices, or value, rate or price, relevant to such calculation; and (xii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities not inconsistent with the Declaration of the Proffitt's Trust or with applicable law. All Preferred Securities offered will be guaranteed by the Company to the extent set forth below under "Description of Trust Guarantee." The Trust Guarantee of the Company, when taken together with the Company's obligations under the Subordinated Debt Securities and the relevant Supplemental Indenture, and its obligations under the Declaration, including obligations to pay costs, expenses, debts and liabilities of the Proffitt's Trust (other than with respect to the Trust Securities), would provide a full and unconditional guarantee, on a subordinated basis, of amounts due on Preferred Securities issued by the Proffitt's Trust. Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, the Proffitt's Trust will issue one series of Common Securities. The Declaration authorizes the Regular Trustees to issue on behalf of the Proffitt's Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by the Proffitt's Trust will be substantially identical to the terms of the Preferred Securities issued by the Proffitt's Trust and the Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities except that, upon an event of default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Proffitt's Trustees. All of the Common Securities of the Proffitt's Trust will be directly or indirectly owned by the Company.

Enforcement Of Certain Rights By Holders Of Trust Preferred Securities

     If an Event of Default under the Declaration occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the applicable series of Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the right of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

                         DESCRIPTION OF TRUST GUARANTEE

     Set forth below is a summary of information concerning the Trust Guarantee which will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities. The Trust Guarantee will be qualified as an indenture under the Trust Indenture Act. The First National Bank of Chicago, an independent trustee, will act as indenture trustee under the Trust Guarantee (the "Preferred Guarantee Trustee") for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Trust Guarantee will be those set forth in the Trust Guarantee and those made part of the Trust Guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of Trust Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. The Trust Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the Proffitt's Trust.

General

     Pursuant to the Trust Guarantee, the Company will agree, to the extent set forth therein, to pay to the holders of the Preferred Securities, the Guarantee Payments (as defined herein) (to the extent not paid by the Proffitt's Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Proffitt's Trust may have or assert. The following payments or distributions with respect to Preferred Securities issued by the Proffitt's Trust to the extent not paid by the Proffitt's Trust (the "Guarantee Payments"), will be subject to the

Trust Guarantee (without duplication): (i) any accrued and unpaid distributions which are required to be paid on such Preferred Securities, to the extent the Proffitt's Trust shall have funds available therefore; (ii) the redemption price (the "Redemption Price") and all accrued and unpaid distributions to the date of redemption to the extent the Proffitt's Trust has funds available therefore with respect to any Preferred Securities called for redemption by the Proffitt's Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Proffitt's Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities), the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent the Proffitt's Trust has funds available therefore and (b) the amount of assets of the Proffitt's Trust remaining available for distribution to holders of such Preferred Securities in liquidation of the Proffitt's Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Proffitt's Trust to pay such amounts to such holders.

     The Trust Guarantee will be a full and unconditional guarantee, on a subordinated basis, with respect to the Preferred Securities issued by the Proffitt's Trust, but will not apply to any payment of distributions except to the extent the Proffitt's Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Proffitt's Trust, the Proffitt's Trust will not pay distributions on the Preferred Securities issued by the Proffitt's Trust and will not have funds available therefor. See "Description of the Proffitt's Debt Securities -- Particular Terms of the Subordinated Debt Securities." The Trust Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Subordinated Indenture, and the Declaration will provide a full guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

     The Company has also agreed separately to guarantee the obligations of the Proffitt's Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Trust Guarantee, except that upon an event of default under the Subordinated Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants Of The Company

     In the Trust Guarantee, the Company will covenant that, so long as any Preferred Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the Trust Guarantee or the Declaration, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans or the satisfaction by the Company of its obligations pursuant to any contract or security outstanding on the date of such event requiring the Company to purchase shares of the Company Common Stock, (ii) as a result of a reclassification of Proffitt's capital stock or the exchange or conversion of one class or series of Proffitt's capital stock for another class or series of Proffitt's capital stock or, (iii) the purchase of fractional interests in shares of Proffitt's capital stock pursuant to the conversion or exchange provisions of such Proffitt's capital stock or the security being converted or exchanged), (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank pari passu with or junior to such Subordinated Debt Securities and (c) the Company shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Trust Guarantee).

Modification Of The Trust Guarantee; Assignment

     Except with respect to any changes which do not adversely affect the rights of holders of Preferred Securities in any material respect (in which case no vote will be required), the Trust Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in the Trust Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

Termination

     The Trust Guarantee will terminate as to the Preferred Securities issued by the Proffitt's Trust (a) upon full payment of the Redemption Price of all Preferred Securities of the Proffitt's Trust, (b) upon distribution of the Subordinated Debt Securities held by the Proffitt's Trust to the holders of the Preferred Securities or (c) upon full payment of the amounts payable in accordance with the Declaration upon liquidation of the Proffitt's Trust. The Trust Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Trust Guarantee.

Events Of Default

     An event of default under the Trust Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities to which the Trust Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Trust Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Trust Guarantee. If the Preferred Guarantee Trustee fails to enforce the Trust Guarantee, any holder of Preferred Securities to which the Trust Guarantee relates may institute a legal proceeding directly against the Company to enforce such holder's rights under the Trust Guarantee, without first instituting a legal proceeding against the Proffitt's Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Trust Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against the Proffitt's Trust or another person or entity before proceeding directly against the Company.

Status Of The Trust Guarantee

     The Trust Guarantee will constitute an unsecured obligation of the Company and will rank (i) subordinate and junior in right of payment to all other liabilities of the Company, except those made subordinate or pari passu by their terms; (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company; and (iii) senior to the Company's Common Stock. The terms of the Preferred Securities provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Trust Guarantee relating thereto.

     The Trust Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

Information Concerning The Preferred Guarantee Trustee

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to the Trust Guarantee, undertakes to perform only such duties as are specifically set forth in the Trust Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Trust Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the Preferred Guarantee Trustee, upon the occurrence of an event of default under the Trust Guarantee, from exercising the rights and powers vested in it by the Trust Guarantee.

Governing Law

     The Trust Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT
                       SECURITIES AND THE TRUST GUARANTEE

     As set forth in the Declaration, the sole purpose of the Proffitt's Trust is to issue the Trust Securities evidencing undivided beneficial interests in the assets of the Proffitt's Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debt Securities will match the distribution rate and other payment dates for the Preferred Securities; (iii) the Company shall pay all, and the Proffitt's Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Proffitt's Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Proffitt's Trustees shall not take or cause or permit the Proffitt's Trust to, among other things, engage in any activity that is not consistent with the purposes of the Proffitt's Trust.

     Payments of distributions (to the extent funds therefor are available) and other payments due on the Preferred Securities (to the extent funds therefor are available) are guaranteed by the Company as and to the extent set forth under "Description of the Trust Guarantee." If the Company does not make interest payments on the Subordinated Debt Securities purchased by the Proffitt's Trust, it is expected that the Proffitt's Trust will not have sufficient funds to pay distributions on the Preferred Securities. The Trust Guarantee does not apply to any payment of distributions unless and until the Proffitt's Trust has sufficient funds for the payment of such distributions. The Trust Guarantee covers the payment of distributions and other payments on the Preferred Securities only if and to the extent that the Company has made a payment of interest or principal on the Subordinated Debt Securities held by the Proffitt's Trust as its sole asset. The Trust Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities and the Subordinated Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Proffitt's Trust (other than with respect to the Trust Securities), provide a full guarantee of payments due on the Preferred Securities.

     If the Company fails to make interest or other payments on the Subordinated Debt Securities when due (taking account of any Extension Period as defined in the Declaration), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of Preferred Securities" and in any accompanying Prospectus Supplement, may direct the Property Trustee to enforce its rights under the Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against the Company to enforce the Property Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The Company, under the Trust Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Trust Guarantee on behalf of the holders of the Preferred Securities. If the Company fails to make payments under the Trust Guarantee, the Trust Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under the Trust Guarantee without first instituting a legal proceeding against the Proffitt's Trust, the Preferred Guarantee Trustee, or any other person or entity.

     The Company and the Proffitt's Trust believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee, on a subordinated basis, by the Company of payments due on the Preferred Securities. See "Description of Trust Guarantee --General."

                              PLAN OF DISTRIBUTION

     The Company and/or the Proffitt's Trust may offer and sell the Offered Securities to or through underwriters or dealers, and also may offer and sell the Offered Securities directly to other purchasers or through designated agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     The distribution of the Offered Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Company and/or the Proffitt's Trust also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions set forth in any Prospectus Supplement.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to Stock Purchase Contracts providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Stock Purchase Contract will be for an amount not less than, and the principal amount of Offered Securities sold pursuant to Stock Purchase Contracts shall not be less nor more than, the respective amounts stated in such Prospectus Supplement. Institutions with which Stock Purchase Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to the approval of the Company. Stock Purchase Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Stock Purchase Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Stock Purchase Contracts. A commission indicated in the Prospectus Supplement will be paid to agents and underwriters soliciting purchases of Offered Securities pursuant to Stock Purchase Contracts accepted by the Company. Agents and underwriters shall have no responsibility in respect of the delivery or performance of Stock Purchase Contracts.

     In connection with the sale of Offered Securities, underwriters may receive compensation from the Company and/or the Proffitt's Trust or from purchasers of the Offered Securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts or commissions they receive from the Company and/or the Proffitt's Trust, and any profit on the resale of the Offered Securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from the Company and/or the Proffitt's Trust will be described, in the applicable Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, each series of the Offered Securities will be a new issue with no established trading market, other than the Common Stock and any series of Preferred Stock which are listed on the NYSE. Any Common Stock sold pursuant to a Prospectus Supplement will be listed on the NYSE, subject to official notice of issuance. The Company may elect to list any of the other Offered Securities on an exchange, but is not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Offered Securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the Offered Securities.

     If dealers are utilized in the sale of the Offered Securities, the Company and/or the Proffitt's Trust will sell such Offered Securities to the dealers as principals. The dealers may then resell such Offered Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

     Under agreements the Company may enter into, underwriters, dealers and agents who participate in the distribution of the Offered Securities may be entitled to indemnification by the Company and/or the Proffitt's Trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof.

     Underwriters, dealers and agents may engage in transactions with, or perform services for the Company and/or the Proffitt's Trust in the ordinary course of business.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable Prospectus Supplement, the legality and validity of the Offered Securities will be passed upon for the
Company by Alston & Bird LLP, Atlanta, Georgia.   Certain United States federal
income taxation matters will be passed upon for the Company and the Proffitt's Trust by Alston & Bird LLP, Atlanta, Georgia. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Proffitt's Trust and the Company by special Delaware counsel designated in the related Prospectus Supplement.

                                    EXPERTS

     The consolidated financial statements appearing in the Company's Annual Report on Form 10-K as of January 31, 1998 and February 1, 1997 and for each of the three years in the period ended January 31, 1998, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon and included therein and incorporated by reference herein given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

             ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the distribution of the Offered Securities are set forth in the following table. All amounts except the Securities and Exchange Commission registration fee are estimated.

SEC Registration Fee                            $  295,000
NYSE Listing Fee                                       *
                                                ----------
Blue Sky Fees and Expenses                             *
                                                ----------
Printing and Engraving Costs                           *
                                                ----------
Rating Agencies' Fees                                  *
                                                ----------
Accounting Fees and Expenses                           *
                                                ----------
Legal Fees and Expenses                                *
                                                ----------
Trustee and Registrar Fees                             *
                                                ----------
Miscellaneous                                          *
                                                ----------
 Total                                          $      *
                                                ----------

* To be filed by amendment or Rule 424 filing.

              ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant's Amended and Restated Charter and Amended and Restated Bylaws provide for indemnification of directors and officers of the Registrant to the full extent permitted by Tennessee law.

     Sections 48-18-501 et seq. of the Tennessee Business Corporation Act provide generally that a corporation may indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     In addition, pursuant to the authority of Tennessee law, the Charter of the Registrant also eliminates the monetary liability of directors to the fullest extent permitted by Tennessee law.

     The Declaration of the Proffitt's Trust provides that no Property Trustee or any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative or agent of the Property Trustee or the Delaware Trustee (each a "Fiduciary Indemnified Person"), and no Regular Trustee, Affiliate of any Regular Trustee, or any officer, director, shareholder, member, partner, employee, representative or agent of the Proffitt's Trust or any of its Affiliates (each a "Company Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to the Proffitt's Trust or any officer, director, shareholder, member, partner, employee, representative or agent of the Proffitt's Trust or its Affiliates or to any holder of Preferred Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Fiduciary Indemnified Person or Company Indemnified Person in good faith on behalf of the Proffitt's Trust and in a manner such Fiduciary Indemnified Person or Company Indemnified Person reasonably believed to be within the scope of the authority conferred on such Fiduciary Indemnified Person or Company Indemnified Person by such Declaration or by law, except that a Fiduciary Indemnified Person or Company Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Fiduciary Indemnified Person's or Company Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                               ITEM 16.  EXHIBITS


   Exhibit                  Description
   -------                  -----------

     1.1  Form of Underwriting Agreement for Senior Debt Securities.*

     1.2  Form of Underwriting Agreement for Subordinated Debt Securities.*

     1.3  Form of Underwriting Agreement for Preferred Stock.*

     1.4  Form of Underwriting Agreement for Depositary Shares.*

     1.5  Form of Underwriting Agreement for Common Stock.*

     1.6 Form of Underwriting Agreement for Stock Purchase Contracts or Stock Purchase Units. *

     1.7  Form of Underwriting Agreement for Preferred Securities.*

     3.1 Amended and Restated Charter of Proffitt's, Inc. (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K (File No. 1-13113) dated February 11, 1998).

     3.2 Amended and Restated Bylaws (incorporated by reference to Exhibit 4(b) to the Company's Registration Statement on Form S-4 (File No. 333-41563) dated December 5, 1997).

     4.1  Form of Indenture for Senior Debt Securities.**

     4.2  Form of Indenture for Subordinated Debt Securities.**

     4.3  Form of Preferred Stock.*

     4.4  Form of Preferred Security.*

     4.5  Form of Senior Debt Security.*

     4.6  Form of Subordinated Debt Security.*

     4.7  Form of Warrant Agreement.*

     4.8  Form of Stock Purchase Contract Agreement.*

     4.9  Form of Pledge Agreement.*

     4.10 Form of Preferred Securities Guarantee Agreement.**

     4.11 Certificate of Trust of Proffitt's Capital Trust I.**

     4.12 Declaration of Trust of Proffitt's Capital Trust I.**

     4.13 Form of Amended and Restated Declaration of Trust of Proffitt's Capital Trust I.**

     4.14 Form of Supplemental Indenture to Indenture for Subordinated Debt Securities to be used in connection with the issuance of Subordinated Debt Securities related to Preferred Securities.*

     5.1 Opinion of Alston & Bird LLP regarding legality of the Offered Securities.*

     5.2 Opinion of special Delaware counsel regarding legality of the Preferred Securities.*

     8.1 Opinion of Alston & Bird LLP as to certain federal income taxation matters.*

    12.1 Statement regarding computation of ratio of earnings to fixed charges and preferred stock dividends.**

    23.1 Consent of Coopers & Lybrand L.L.P.**

    23.2 Consent of Alston & Bird LLP (included in Exhibit 5.1).*

    23.3  Consent of Alston & Bird LLP (included in Exhibit 8.1).*

    23.4  Consent of special Delaware counsel (included in Exhibit 5.2).*

    24.1 Power of Attorney (included on signature page of this Registration Statement).**

    25.1 Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of the Trustee under the Senior Debt Securities.**

    25.2 Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of the Trustee under the Subordinated Debt Securities.**

    25.3 Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of the Trustee under the Declaration of Trust of Proffitt's Capital Trust I.**

    25.4 Statement of Eligibility and Qualification of Trustee on Form T-1 under Trust Indenture Act of 1939, as amended, of the Trustee of the Preferred Securities Guarantee of Proffitt's, Inc. for the benefit of the holders of the Preferred Securities of Proffitt's Capital Trust I.**


* To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.

**  Previously filed.

                             ITEM 17.  UNDERTAKINGS

                             A.  RULE 415 OFFERING.

    The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              B.  SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.  INDEMNIFICATION OF OFFICERS, DIRECTORS AND CONTROLLING PERSONS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 D.  RULE 430A.

     The undersigned registrant hereby undertakes that:

     (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     E.  QUALIFICATION OF TRUST INDENTURES

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of June 9, 1998.


                                         PROFFITT'S, INC.


                                    By: /s/ James S. Scully
                                       ----------------------------------
                                    Name:   James S. Scully
                                    Title:  Vice President and Treasurer



     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated

                    Name                                  Title                                   Date
                    ----                                  -----                                   ----

/s/           *                                 Chairman of the Board and                        June 9, 1998
---------------------------------------------   Chief Executive Officer
     R. Brad Martin                             (Principal Executive Officer)


/s/           *                                 Executive Vice President and                     June 9, 1998
---------------------------------------------   Chief Financial Officer
     Douglas E. Coltharp                        (Principal Financial Officer)


/s/           *                                 Senior Vice President of                         June 9, 1998
---------------------------------------------   Finance and Accounting
     Donald E. Wright                           (Principal Accounting Officer)


/s/           *                                 Vice Chairman and Director                       June 9, 1998
---------------------------------------------
     Ronald deWaal

/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     Bernard E. Bernstein


/s/           *                                 Director
---------------------------------------------                                                    June 9, 1998
     Stanton J. Bluestone

/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     John W. Burden, III

/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     Edmond D. Cicala

/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     Gerard K. Donnelly

/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     Donald F. Dunn


/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     Julius Erving


                                                Director                                         June 9, 1998
---------------------------------------------
     Michael S. Gross


/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     Donald E. Hess


/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     G. David Hurd


/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     C. Warren Neel


/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     Marguerite W. Sallee


/s/           *                                 Director                                         June 9, 1998
---------------------------------------------
     Gerald Tsai, Jr.

*  /s/ James S. Scully
   ------------------------------------------
            Attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Proffitt's Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, as of June 9, 1998.

                                    PROFFITT'S CAPITAL TRUST I

                                    By:  PROFFITT'S, INC.
                                         as Depositor


                                    By: /s/ James S. Scully
                                       ----------------------------------
                                   Name:    James S. Scully
                                   Title:   Vice President and Treasurer